UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 14, 2020, Briggs & Stratton Corporation (the “Company”), Briggs & Stratton AG (“B&S AG”) and certain other subsidiaries of the Company entered into an Amendment No. 6 to Revolving Credit Agreement (the “Amendment”) among the Company, B&S AG, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Amendment amends the Revolving Credit Agreement, dated as of September 27, 2019, among the Company, B&S AG, the other subsidiary borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and the Agent (such agreement, as previously amended, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”). The Amendment amends the Existing Credit Agreement to, among other things:

•revise the event of default respecting approval of a permitted junior debt financing, equity issuance and/or real property sale-leaseback transaction to require such a transaction to have its proposed terms and conditions approved by the required lenders and the Agent, and to be closed, effective and fully funded on such approved terms, in each case on or before July 19, 2020;
•provide for all borrowings by the Company to bear interest based on the base rate instead of LIBOR; and
•waive the occurrence of any cross-default that would otherwise arise due to the Company’s non-payment of interest on its 6.875% senior notes due 2020 on July 15, 2020, unless the note holders take certain enforcement actions as a result of such non-payment.

On July 14, 2020, after the effectiveness of the Amendment, the Company and its subsidiaries had $271.3 million of borrowings and $50.1 million of letters of credit outstanding under the Credit Agreement. As a result, availability under the Credit Agreement was $65.6 million as of July 14, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 13, 2020, the Board of Directors of the Company approved changes to the titles of certain of its executive officers to more closely align with their respective roles and responsibilities in connection with the Company's previously-announced strategic repositioning. Among the changes approved:

•David J. Rodgers has been named Senior Vice President Corporate Development & President – Job Site.
•William H. Reitman has been named Senior Vice President Sales – Americas Turf & Consumer Products.

No changes were made to any compensatory arrangements with Messrs. Rodgers and Reitman in connection with the changes to their titles.

ITEM 7.01. REGULATION FD DISCLOSURE.

Interest Payment Default

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
As previously reported, the Company, with the approval of the Board of Directors of the Company, chose not to make an interest payment of $6.7 million due on June 15, 2020 with respect to the Company’s outstanding 6.875% senior notes due 2020 (the “Notes”) and, as provided for in the indenture governing the Notes (the “Indenture”), entered into the 30-day grace period (the “Grace Period”) to make such payment. The Company did not make such interest payment prior to the expiration of the Grace Period, which resulted in an event of default under the Indenture. While the event of default is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the Notes may, among other things, accelerate 100% of the principal of, and accrued and unpaid interest on, the Notes to be due and payable immediately upon such acceleration and seek immediate repayment in full of such amounts.

The Company is continuing to engage in negotiations and discussions with respect to the Company’s indebtedness. There can be no assurance, however, that the Company will be able to negotiate acceptable terms or to reach any agreement with respect to its indebtedness, which could result in the Company seeking relief in bankruptcy proceedings.

Cleansing Material

The Company has engaged in confidential discussions and negotiations under separate confidentiality agreements (the “Confidentiality Agreements”) with certain holders of the Notes (the “Ad Hoc Group”) issued by the Company regarding potential transactions to enhance the capital structure of the Company.

As of July 15, 2020, the Confidentiality Agreements have expired and the Company has not reached an agreement with respect to any strategic transaction with the Ad Hoc Group. Although the Company is actively pursuing opportunities to improve its capital structure, some or all of the foregoing potential transactions or other alternatives may not be pursued by the Company, may not be available to it or may not be announced in the foreseeable future or at all. If the Company is unable to complete such a transaction or other alternative, on favorable terms or at all, due to market conditions or otherwise, its financial condition would be materially and adversely affected, and the Company would likely need to seek relief in bankruptcy proceedings.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose certain Confidential Information (the “Confidential Information”) upon the occurrence of certain events set forth in the Confidentiality Agreements. A copy of the Confidential Information is attached to this current report on Form 8-K as Exhibit 99.1. The Confidential Information was prepared by the Company to facilitate a discussion regarding potential transactions between the Company and the Ad Hoc Group. The Confidential Information was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The inclusion of the Confidential Information should not be regarded as an indication that the Company or any third party considers the Confidential Information to be a reliable prediction of future events, and the Confidential Information should not be relied upon as such. The Confidential Information includes certain potential values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Confidential Information or the ultimate outcome of any potential restructuring transaction, and none of them undertakes any obligation to publicly update the Confidential Information to reflect circumstances existing after the date when the Confidential Information was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Confidential Information are shown to be in error. No assurance can be given that any transactions with the Ad Hoc Group will occur at all, and the Company would likely need to seek relief in bankruptcy proceedings.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit No.	Description
10.1	Amendment No. 6 to Revolving Credit Agreement
99.1	Confidential Information

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	July 15, 2020	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer Duly Authorized Officer